Exhibit 10.23

RESTRICTIVE COVENANT AGREEMENT

This Restrictive Covenant Agreement (as amended, restated, supplemented or modified from time to time, the “Agreement”), dated as of November 8, 2019, is entered into between Buzz Holdings L.P., a Delaware limited partnership (including its successors and assigns, “Parent”), and Whitney Wolfe Herd (“WWH”).

RECITALS

WHEREAS, Parent has entered into the Agreement and Plan of Merger, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Parent, Buzz Merger Sub Ltd., an exempted limited company incorporated under the Laws of Bermuda (“Merger Sub”), Worldwide Vision Limited, an exempted limited company incorporated under the Laws of Bermuda (the “Company”) and Buzz SR Limited, an English private limited company, solely in its capacity as the representative of the Sellers, pursuant to which, upon the terms and subject to the conditions set forth therein, the Company will merge with and into Merger Sub with Merger Sub continuing as the surviving company and a wholly-owned subsidiary of Parent. Capitalized or other terms used and not defined herein but defined in the Merger Agreement shall have the meanings ascribed to them in the Merger Agreement;

WHEREAS, in connection with the execution of the Merger Agreement, WWH and Parent are entering into the Founder Agreement (the “Founder Agreement”);

WHEREAS, WWH is a shareholder of the Company and/or its Subsidiaries and a key and significant member of its management who will receive a substantial economic benefit upon the consummation and as a result of the transactions contemplated by the Merger Agreement;

WHEREAS, WWH acknowledges that the consummation of the transactions contemplated by the Merger Agreement is subject to certain covenants and conditions set forth therein, including the execution and delivery of this Agreement by WWH;

WHEREAS, WWH is willing to enter into this Agreement as a condition to the Closing and to protect Parent’s legitimate interests as the purchaser of the Company; and

WHEREAS, WWH acknowledges and agrees that Parent would not have entered into the Merger Agreement unless this Agreement was executed and delivered by WWH.

NOW, THEREFORE, intending to be legally bound and to induce Parent to consummate the transactions contemplated by the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to the terms and conditions herein.

1. Definitions. For purposes of this Agreement:

(a) “Business” means (i) the business of online, web-based or mobile-based applications established or used for the purposes of (1) match-making for dating or romance or (2) professional networking and (ii) any business activity known to WWH that is competitive with the current or demonstrably planned, in each case, as of the date hereof and/or as of the Closing Date, business activities of Parent and its Subsidiaries.

(b) “Competitive Business” means any Person performing, distributing, manufacturing, producing, marketing, selling, offering to sell, or otherwise involved in a business consisting of, the activities, products or services which are competitive with the Business; provided that (A) online, web-based or mobile-based applications established and predominantly used for any purposes other than the Business (even if such applications, for the avoidance of doubt, incidentally result in dating, romance or professional networking), shall not constitute a Competitive Business; and (B) WWH’s participation in speaking arrangements, seminars or other conferences in accordance with the WWH Term Sheet and WWH’s activities with respect to female empowerment and entrepreneurialism and social justice shall not, for the avoidance of doubt, in any such case be deemed to be engaging in a Competitive Business.

(c) “Confidential Information” means all trade secrets and all other information, knowledge, ideas or data, in whatever form, relating to any Group Entity, including any customer or vendor lists, customer or vendor data or information, prospective customer or vendor names, business strategies, acquisition candidates, models and techniques, management, business and marketing plans, financial statements, financial information and projections, know-how, pricing policies, pricing information and pricing methodologies, operational methods, methods of doing business, compensation, technical processes, formulae, designs and design projects, inventions, computer hardware, software programs, files, software, code, reports, documents, manuals, forms, business plans and projects or prospective projects pertaining to any Group Entity and including any information of others that any Group Entity, to the actual knowledge of WWH, has agreed to keep confidential; provided, that “Confidential Information” shall not include any information that, following the date hereof, has entered or enters the public domain through no breach of this Agreement by WWH or any Controlled Affiliate.

(d) “Controlled Affiliate” means WWH’s controlled Affiliates (including any Person that becomes a controlled Affiliate of WWH after the date hereof, but excluding Parent, the Company and their respective Subsidiaries and Affiliates). For this purpose, “controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise.

(e) “Current Customer” means a customer of the Company on either the Closing Date or during the twelve (12) month period prior to such date.

(f) “Current Vendor” means any vendor, supplier, licensor, licensee, lessor or lessee, service provider or other business relation of the Company on either the Closing Date or during the twelve (12) month period prior to such date.

(g) “Geographic Scope” means (i) the United States and (ii) any other country or region in the world where the Company operates, markets or distributes products and services or otherwise carries on a material portion of its Business or has material plans to operate in if WWH is aware of such plans on the date hereof and/or the Closing Date.

(h) “Group Entity” or “Group Entities” means, individually or collectively, Parent, the Company and their respective Subsidiaries.

(i) “Restricted Period” means the period beginning on the date hereof and ending on the three (3) year anniversary of the Closing Date.

(j) “Securities” means any class or series of capital stock or evidences of indebtedness, shares, equity interests (including membership and partnership interests), rights, options, warrants or other securities directly or indirectly convertible into or exchangeable for common stock, preferred stock, equity interests or other types of securities or capital stock.

(k) “Solicit” and “Solicitation” mean solicit, sell to, accept business from, recruit, divert or take away, or attempt to solicit, sell to, accept business from, recruit, divert or take away from any Group Entity, or offer employment or any consulting arrangement to any employee of any Group Entity or otherwise interfere with the business relationship of any Group Entity.

(l) “WWH Term Sheet” means the Equity Arrangement Term Sheet attached as Exhibit A to the Founder Agreement or, once signed and delivered by Parent, WWH and the other parties thereto, the Limited Partnership Agreement (as defined in the Founder Agreement).

2. Scope and Reasonableness. The parties hereto acknowledge and agree that (a) the covenants of WWH set forth in this Agreement constitute a material inducement for Parent to execute and deliver the Transaction Documents and consummate the transactions contemplated thereby, (b) such covenants are an integral and essential element of the transactions contemplated thereby and necessary to protect and preserve Parent’s and each other Group Entity’s legitimate business interests and to prevent any unfair advantage conferred on WWH taking into account and in specific consideration of the undertakings and obligations of the parties under the Transaction Documents, (c) but for such covenants, Parent would not have entered into or consummated the transactions contemplated by the Transaction Documents and (d) irreparable harm would result to Parent and the Group Entities as a result of a violation or breach (or potential violation or breach) by WWH of this Agreement. WWH acknowledges and agrees that the restrictions contained in this Agreement, including, with respect to the definition of the Business, the Geographic Scope and the Restricted Period, are reasonable in all respects, including for the purpose of preserving for Parent’s and each of the Group Entity’s proprietary rights, going business value and goodwill of the Company and the Business.

3. Non-Competition; Non-Investment; Customer and Vendor Non-Solicitation. WWH agrees that, during the Restricted Period, WWH will not, and shall cause each Controlled Affiliate not to, directly or indirectly:

(a) engage in, including serving as a principal, employee, advisor, representative, consultant or other agent with respect to, or otherwise be involved in any capacity with, or assist any other Person with, including by providing Confidential Information to, a Competitive Business anywhere in the Geographic Scope;

(b) acquire beneficial ownership or voting control of any class of Securities of, or, provide any loan or financial assistance (including any equity or debt financing) to any Person that, as of the time of the applicable acquisition, loan or financial assistance, is, or, to the actual knowledge of WWH, is reasonably expected to be, engaged in a Competitive Business anywhere in the Geographic Scope or be part of, or provide related advice to, a “deal team” that may provide any loan or financial assistance to any Person that, as of the time of the applicable loan or financial assistance, is, or, to the actual knowledge of WWH, is reasonably expected to be, engaged in a Competitive Business anywhere in the Geographic Scope; provided, that the foregoing provisions of this Section 3(b) will not prohibit WWH or any Controlled Affiliate from owning solely as a passive investment not in excess of five percent (5%) in the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any internationally recognized exchange, regardless of whether or not such corporation is engaging in a Competitive Business;

(c) Solicit or attempt to Solicit any business or Person that is a Current Customer or Current Vendor on behalf of or for purposes of providing any activity, product or service to a Person that is a Competitive Business; or

(d) induce or attempt to induce (including by making disparaging remarks about the Company, the Business, Parent, or any Group Entity or their respective current or former consultants, employees, officers, directors, managers, stockholders, partners, members, investors or other owners) any Current Customer or Current Vendor, to cease doing business with, or adversely modify its business relationship with, Parent or any Group Entity.

4. Employee Non-Solicitation; No-Hire. WWH agrees that, during the Restricted Period, WWH will not, and shall cause each Controlled Affiliate not to, directly or indirectly, individually or as a consultant, or employee, officer, director, manager, stockholder, partner, member, investor or other owner or participant in any Person, Solicit or hire any Person who is, as of the Closing Date, or was within the twelve (12) month period immediately prior to the Closing Date, employed by the Company and/or its Subsidiaries; provided, however, that it shall not be a violation of this Section 4 if an individual responds to a generalized employment search not targeted at such individual; provided that following such response, WWH shall be subject to, and shall comply with, the restrictions in this Section 4, including refraining from Soliciting or hiring such individual.

5. Confidential Information. WWH agrees that WWH will not, and, if applicable, shall cause each Controlled Affiliate not to, disclose or divulge any Confidential Information, except to the extent required by applicable Law or to any Governmental Entity (but only after WWH has provided Parent with reasonable notice and an opportunity to take legal action against such legally required disclosure), or otherwise in connection with any legal proceedings for the enforcement by WWH of its rights under this Agreement or any Transaction Document, or as otherwise set forth in Section 6.

6. Permitted Disclosures. Nothing in this Agreement, including the Confidentiality provisions in Section 5, shall prohibit or impede WWH from:

(a) communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (each, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. WWH understands and acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. WWH understands and acknowledges further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. WWH does not need the prior authorization of (or to give notice to) any Group Entity regarding any such communication or disclosure. Except as otherwise provided in this paragraph or under applicable Law, under no circumstance is WWH authorized to disclose any information covered by any Group Entity’s attorney-client privilege or attorney work product, or any Group Entity’s trade secrets, in each case without prior written consent of the applicable Group Entity; or

(b) disclosing (1) any Confidential Information that is or becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by a breach of this Agreement, (2) any information obtained by WWH following the Closing on a non-confidential basis from a third party not acting on behalf of Parent or the Company or any Subsidiary of the Company, and of which WWH has no reason to believe is violating any obligation of confidentiality to Parent or the Company or any Subsidiary of the Company, (3) any information that is independently developed by or for WWH or any Controlled Affiliate without the use of any Confidential Information, (4) any Confidential Information to WWH’s representatives who have a need to know such information for tax or financial reporting reasons and are informed of their obligation to hold such information confidential to the same extent as is applicable to WWH under Section 5 (provided, that WWH shall be responsible for the breach of any of the terms of Section 5 by such Persons as if they were WWH) or (5) any Confidential Information in the performance of WWH’s duties for or on behalf of such Parent or any of its Subsidiaries.

7. Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached and that an award of money damages would be inadequate in such event. Accordingly, it is acknowledged that, the parties hereto shall be entitled to seek equitable relief, without proof of actual damages, including seeking an injunction or injunctions or order for specific performance to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity as a remedy for any such breach or threatened breach. Each party hereto further agrees that no other party hereto or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7, and each party hereto (a) irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument and (b) agrees not to oppose the granting of such equitable relief on the basis that monetary damages would be an adequate remedy. This Section 7 shall not, however, be construed as a waiver of any of the rights which Parent or any other Group Entity may have for damages or otherwise.

8. Modification of Covenant and Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible. Accordingly, the provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof; provided, that the remedies and limitations thereon contained in this Agreement shall be construed as integral provisions of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a Person’s liability or obligations hereunder. Upon such determination by a court of competent jurisdiction that any term or other provision, or the application thereof to any Person or circumstance, is invalid, illegal or incapable of being enforced, (a) such invalid, illegal, or unenforceable provision shall, without further action of the parties, be modified or reformed so as to achieve the broadest restriction possible and to the fullest extent permitted under applicable Law so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity, illegality or unenforceability, nor shall such invalidity, illegality or unenforceability affect the validity, legality or enforceability of such provision, or the application thereof, in any other jurisdiction. Without limiting the generality of the foregoing, if any covenant or agreement set forth in this Agreement is found by any court of competent jurisdiction to be invalid or unenforceable, including, because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area or otherwise conflicts with applicable Law in any jurisdiction, then such court is empowered to, and the parties agree and intend for the court to, reform such covenant or agreement (including by reducing the scope, duration or geographic area of the term or provision, deleting specific words or phrases or replacing any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision), and such covenant will be deemed reformed, only in such jurisdiction to extend only over the maximum period of time, range of activities or geographic area, or otherwise, so as to effect the original intention of the invalid or unenforceable term or provision and as to which it may be valid and enforceable.

9. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service, (c) when transmitted via e-mail (including via attached .pdf document) to the e-mail address set out below, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) or (d) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties as applicable, at the address or e-mail address set forth below (or such other address or e-mail address as such party may specify by notice to the other parties in accordance with this Section 9):

WWH:

To the address as shown on the books and records of Parent, with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: Evan Rose

Email: [email address]

and

Davis Polk & Wardwell LLP

5, Aldermanbury Square

Barbican, London EC2V 7HR

United Kingdom

Attention: Will Pearce

Email: [email address]

Parent:

Buzz Holdings L.P.

c/o The Blackstone Group, Inc.

345 Park Avenue

New York, NY 10154

Attention: Martin Brand

                 Jon Korngold

                 Sachin Bavishi

                 Vishal Amin

Email: [email address]

            [email address]

            [email address]

            [email address]

With a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Anthony F. Vernace; Robert Langdon

Email: [email address]; [email address]

or to such other Person or address as any party shall specify by notice in writing in accordance with this Section 9 to each of the other parties. Notices sent by multiple means, each of which is in compliance with the provisions of this Agreement will be deemed to have been received at the earliest time provided for by this Agreement.

10. Releases.

10.1

Effective as of the Closing, WWH hereby knowingly, fully, unconditionally and irrevocably releases, acquits and discharges forever (on behalf of itself and any successors, assigns, heirs, constituent stockholders, members or partners, officers, employees, agents, executors, administrators and legal representatives of WWH that might allege a claim through him, her or it) (collectively, with WWH, the “WWH Parties”), any and all claims, demands, proceedings, causes of action, orders, judgments, obligations, preemptive rights, shareholder rights, contracts, agreements, debts and liabilities of whatever kind or nature, whether at law or equity, that WWH has or may have arising prior to the Closing Date against any Group Entity, any present or former officers, partners, members, managers, directors, employees, agents, investors, attorneys, representatives, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions and subsidiaries of any Group Entity, and any affiliate of, predecessor and successor entities and assigns of the foregoing (including the Surviving Company) (collectively, the “Parent Released Parties”), whether asserted or unasserted, known or unknown, contingent or noncontingent, or past or present, in WWH’s capacity as an equity holder, officer, director, employee or consultant of the Company or otherwise, arising or resulting from or relating, directly or indirectly, to the conduct, management or operation of the business and affairs of the Company, or any act, omission, event or occurrence prior to the Closing relating to the Company and the Company Shares held by the undersigned, or any Equity Rights or other rights or interests in any other securities of the Company (including any options to acquire Company Shares) including, without limitation, a breach of fiduciary duty in connection with the approval of the Merger Agreement that WWH may have against the Company or its Subsidiaries or any of their respective current and former officers, partners, members, managers, directors, employees, agents, investors, attorneys, representatives, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions and subsidiaries and predecessor and successor entities and assigns, including, without limitation:

(a) any investment by WWH in the Company or its Subsidiaries (including, without limitation, any act or omission of, or transaction, negotiation, agreement, performance or failure to perform, breach, default, circumstance or other occurrence involving any Seller with respect to the acquisition, arrangement, negotiation, holding, or disposition of any such investment);

(b) any act or omission of, or transaction, negotiation, agreement, performance or failure to perform, breach, default, circumstance or other occurrence involving, any Parent Released Party in any such Parent Released Party’s capacity as officers, partners, members, managers, directors, employees, agents, investors, attorneys, representatives, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions and subsidiaries of the Company or its Subsidiaries; and

(c) any disclosure made or not made by any Parent Released Party to any Person arising out of or related to the items in (a) through (b) immediately above.

Notwithstanding the foregoing, nothing in this Section 10.1 will be deemed to constitute, or constitute, a release by WWH of (A) any right of WWH or any other WWH Party under the Merger Agreement, the Escrow Agreement or any other Transaction Documents or the Founder Agreement, or any other agreement referred to therein or herein, (B) if WWH was an employee or consultant of the Company or any of its Subsidiaries, (i) any rights with respect to salaries, bonuses, consulting fees and expenses that accrued prior to the Closing in the ordinary course of business including but not limited to accrued but unpaid compensation and reimbursement of business related expenses, (ii) any rights under any Benefit Plan of the Company or any of its Subsidiaries and (iii) any rights to change in control benefits set forth in any written agreement with the Company or any of its Subsidiaries and (C) any rights under agreements entered into with Parent or any of its Affiliates or Subsidiaries in connection with the transactions contemplated hereby, including the Merger (e.g., employment offer letters or employment agreements).

10.2

Effective as of the Closing, Parent hereby knowingly, fully, unconditionally and irrevocably releases, acquits and discharges forever (on behalf of itself and its Subsidiaries and any of their respective successors, assigns, heirs, constituent stockholders, members or partners, officers, employees, agents, executors, administrators and legal representatives that might allege a claim through him, her or it) (collectively, with Parent, the “Parent Releasing Parties”), any and all claims, demands, proceedings, causes of action, orders, judgments, obligations, preemptive rights, shareholder rights, contracts, agreements, debts and liabilities of whatever kind or nature, whether at law or equity, that Parent or any Parent Released Party has or may have arising prior to the Closing Date against the WWH Parties, whether asserted or unasserted, known or unknown, contingent or noncontingent, or past or present, relating to or in respect of the WWH Parties or otherwise, arising or resulting from or relating, directly or indirectly, to the conduct, management or operation of the business and affairs of the Company, or any act, omission, event or occurrence prior to the Closing relating to the Company, including, without limitation:

(a) any act or omission of, or transaction, negotiation, agreement, performance or failure to perform, breach, default, circumstance or other occurrence involving, any WWH Party in any such WWH Party’s capacity as officers, partners, members, managers, directors, employees, agents, investors, attorneys, representatives, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions and subsidiaries of the Company or its Subsidiaries; and

(b) any disclosure made or not made by any WWH Party to any Person arising out of or related to the items in (a) immediately above.

Notwithstanding the foregoing, nothing in this Section 10.2 will be deemed to constitute, or constitute, a release by Parent of any right of Parent or any other Parent Releasing Party under the Merger Agreement, the Escrow Agreement or any other Transaction Documents or the Founder Agreement or any other agreement referred to therein or herein.

11. Amendment; Waiver. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed on behalf of the parties. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective, unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

12. Assignment and Successors. Parent may assign this Agreement or any of its rights and duties hereunder, without WWH’s consent, to any Subsidiary or Affiliate of Parent or any Person which acquires all or substantially all of the capital stock, assets or business of Parent or any of the Group Entities. This Agreement is personal to WWH and may not be assigned by WWH and any such assignment shall be void. Subject to the foregoing, this Agreement binds and benefits the parties, WWH’s legal representatives, administrators, executors, heirs and permitted assigns, and Parent’s successors and assigns.

13. Entire Agreement. This Agreement, together with the Transaction Documents (including, for the avoidance of doubt, the WWH Term Sheet), constitutes the entire agreement among the parties with respect to the subject matter contained herein.

14. Tolling of Periods. Any applicable period of time during which any covenant or agreement in this Agreement is in effect shall be tolled during any period of breach of such covenant or agreement by the party obligated to perform or observe such covenant or agreement.

15. Governing Law; Jurisdiction; Service of Process. THIS AGREEMENT SHALL BE GOVERNED AND CONTROLLED AS TO VALIDITY, ENFORCEMENT, INTERPRETATION, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. EACH OF THE PARTIES AGREES (I) THAT ANY ACTION OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE STATE OR FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK (AND APPELLATE COURTS THEREOF) AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS ITSELF IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURT IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT, (II) NOT TO BRING OR PERMIT ANY OF THEIR AFFILIATES TO BRING OR SUPPORT ANYONE ELSE IN BRINGING ANY SUCH ACTION OR PROCEEDING IN ANY OTHER COURT AND (III) THAT SERVICE OF PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO THEM AT THEIR RESPECTIVE ADDRESSES PROVIDED IN ACCORDANCE WITH SECTION 9 HERETO SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST IT FOR ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE, AND THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF, ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK (AND APPELLATE COURTS THEREOF). EACH PARTY AGREES THAT LIABILITY OF THE SPONSORS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE DETERMINED SOLELY BY A FINAL AND NON-APPEALABLE JUDGMENT IN ANY ACTION OR PROCEEDING (OR A SETTLEMENT TANTAMOUNT THERETO) AND, NOTWITHSTANDING THE FOREGOING, ANY SUCH FINAL AND NON-APPEALABLE JUDGMENT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT IN ANY JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES OR IN ANY OTHER MANNER PROVIDED IN LAW OR IN EQUITY.

16. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING DIRECTLY OR INDIRECTLY OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

17. Construction. The headings in this Agreement are provided for convenience only and are not intended to affect the construction or interpretation of this Agreement. Any reference in this Agreement to a “Section” refers to the corresponding Section of this Agreement, unless the context indicates otherwise. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “including,” “includes,” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance. Where this Agreement states that a party “shall”, “will” or “must” perform in some manner or otherwise act or omit to act, it means that the party is legally obligated to do so in accordance with this Agreement. As used in this Agreement, the terms “employment,” “employ” or words of similar import shall include any period in which WWH is a consultant to any Group Entity. In the negotiation of this Agreement, each party has received advice from its own attorney. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no provision of this Agreement will be interpreted for or against either party because that party or its attorney drafted the provision. Each of the “Recitals” in this Agreement is true and correct and incorporated into this Agreement by reference.

18. Counterparts. This Agreement may be executed and delivered (including via electronic signature, facsimile or scanned pdf image) in several counterparts, each of which shall be deemed to be an original instrument, and all of which together shall be deemed to be one and the same agreement.

19. Effectiveness; Termination of Merger Agreement. This Agreement is entered into and effective as of the date set forth above. Notwithstanding anything to the contrary set forth in this Agreement, if the Merger Agreement terminates pursuant to the terms thereof, then this Agreement immediately shall terminate and be of no further force or effect, and neither Parent nor WWH shall have any Liability or obligations hereunder.

20. Miscellaneous. The terms and conditions of this Agreement shall apply for the benefit of Parent and/or any other Group Entity if and so long as it’s a subsidiary of Parent, if applicable, and each Group Entity shall be an intended third party beneficiary of this Agreement.

[Signature page follows]

The parties hereto have executed this Agreement as of the date first set forth above.

SELLER:

/s/ Whitney Wolfe Herd
Name: Whitney Wolfe Herd

[Signature Page to Restrictive Covenant Agreement]

PARENT:

Buzz Holdings L.P.

/s/ Jonathan Korngold
Name: Jonathan Korngold
Title: President

[Signature Page to Restrictive Covenant Agreement]